Exhibit 10.2

Superior Well Services, Inc.. 1380 RT 286 East Suite #121 Indiana, PA 15701 Telephone 724-465-8904
April 17, 2009
Mr. Jake Linaberger
1380 Rt. 286 East, Suite 121
Indiana, PA 15701
Dear Jake:
     This letter is to memorialize our agreement that you have volunteered to reduce your annualized base salary by 15%, to $306,000. This agreement will constitute an amendment to your Employment Agreement which was executed by you on September 15, 2008 (the “Employment Agreement”). You explicitly acknowledge and agree that the reduction in your base salary has been completely voluntary and will not be considered a “Change in Terms of Service,” as defined in the Employment Agreement.
     Thank you for your continued service to Superior Well Services.

Sincerely,

/s/ Dave Wallace
ACCEPTED AND AGREED:

/s/ Jake Linaberger

April 17, 2009